UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2007

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

CME Group Inc., a Delaware corporation ("CME Group"), on August 16, 2007 entered into a commercial paper program for the issuance from time to time of unsecured commercial paper notes (the "Notes") in an aggregate amount not to exceed $3.0 billion outstanding at any time, executing a Commercial Paper Dealer Agreement (the with Lehman Brothers Inc. ("Lehman"), as Dealer, and a Commercial Paper Dealer Agreement with Merrill Lynch Money Markets Inc. (as Dealer for Notes with maturities up to 270 days) ("MLMM") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as Dealer for Notes with maturities over 270 days) ("Merrill Lynch"). CME Group is to use the net proceeds from the sale of the Notes (1) to fund (a) CME Group’s current tender offer for certain shares of its common stock and (b) fees and expenses relating to the tender offer (for which Lehman is acting as the lead dealer manager) and to CME Group’s merger with CBOT Holdings Inc. (in connection with which Lehman acted as a financial advisor to CME Group) and (2) for other general corporation purposes.

The commercial paper program is backstopped by CME Group’s 364-day revolving loan facility, dated as of July 27, 2007, with various lenders and Lehman Commercial Paper Inc., an affiliate of Lehman, as agent for such lenders (the "Bridge Credit Facility"). The Bridge Credit Facility, which provides for revolving loans of up to $3.0 billion, is described in, and included as an exhibit to, CME Group’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2007.

The two Commercial Paper Dealer Agreements set forth the terms and conditions under which Lehman, MLMM and Merrill Lynch will either purchase from CME Group or arrange for the sale by CME Group of Notes in transactions exempt from registration under federal and state securities laws. The Commercial Paper Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. Under the Commercial Paper Dealer Agreements, the maturities of the Notes may vary, but may not exceed 397 days, and the Notes must be in a minimum denomination of $250,000. The Notes may be issued and sold, at the option of CME Group, either at par or at a discount to par and, if interest bearing, with interest at fixed or variable rates based on market conditions at the time of the issuance of the Notes.

JPMorgan Chase Bank, National Association ("JP Morgan"), is acting as issuing and paying agent for the commercial paper program under the terms of an Issuing and Paying Agent Agreement (the "Agency Agreement"), dated August 16, 2007, with CME Group. The Agency Agreement provides for JP Morgan to act as CME Group’s agent in connection with the issuance and payment of the Notes and contains customary representations, warranties, covenants and indemnification provisions.

Lehman, MLMM, Merrill Lynch and JP Morgan, and their affiliates, have performed or may perform in the future various commercial banking, investment banking and other financial advisory services for CME Group and its affiliates for which they have received or may receive customary fees and expenses.

The foregoing description of the Commercial Paper Dealer Agreements and the Agency Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Commercial Paper Dealer Agreements and the Agency Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to CME Group’s $3.0 billion commercial paper program discussed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1 Commercial Paper Dealer Agreement, dated as of August 16, 2007, between CME Group Inc., as Issuer, and Lehman Brothers Inc., as Dealer.

10.2 Commercial Paper Dealer Agreement, dated as of August 16, 2007, among CME Group Inc., as Issuer, and Merrill Lynch Money Markets Inc., as Dealer for Notes with maturities up to 270 days, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Dealer for Notes with maturities over 270 days.

10.3 Issuing and Paying Agency Agreement, dated as of August 16, 2007, between the CME Group Inc. and JPMorgan Chase Bank, National Association, as issuing and paying agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

August 20, 2007	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Commercial Paper Dealer Agreement, dated as of August 16, 2007, between CME Group Inc., as Issuer, and Lehman Brothers Inc., as Dealer.
10.2	10.2 Commercial Paper Dealer Agreement, dated as of August 16, 2007, among CME Group Inc., as Issuer, and Merrill Lynch Money Markets Inc., as Dealer for Notes with maturities up to 270 days, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Dealer for Notes with maturities over 270 days.
10.3	10.3 Issuing and Paying Agency Agreement, dated as of August 16, 2007, between the CME Group Inc. and JPMorgan Chase Bank, National Association, as issuing and paying agent.